Exhibit 6.10

CORPORATE GUARANTY

THIS CORPORATE GUARANTY (this "Guaranty"), dated as of September 18, 2023 is made by VADO CORP, a Nevada corporation ("Guarantor"), with an office at 4001 South 700 East, Suite 500, Salt Lake City, Utah 84107 in favor of SLR DIGITAL FINANCE LLC ("Lender"), with an office at 15260 Ventura Boulevard, Suite 700, Sherman Oaks, California 91403.

WHEREAS, Lender has agreed to purchase from SOCIALCOM INC. ("Borrower") certain account receivable (the “Accounts”) with recourse, pursuant to that certain Financing and Security Agreement dated June 13, 2019, by and among Borrower and Lender (as amended, modified, supplemented, substituted, extended or renewed from time to time, the "Financing Agreement"; capitalized terms used herein and not defined have the meanings ascribed to such terms under the Financing Agreement);

WHEREAS, Guarantor recently acquired all outstanding equity interests of Borrower and will benefit from the financial accommodations made to Borrower by Lender, and

WHEREAS, to induce Lender to make and/or to continue to make loans and other financial accommodations to or on behalf of Borrower, Guarantor has agreed to execute and deliver a guaranty of all present and future liabilities of Borrower to Lender.

NOW, THEREFORE, in consideration of the foregoing premises to induce Lender to make loans, advances and other financial accommodations to or on behalf of Borrower, and with full knowledge that said loans, advances and other financial accommodations would not be issued without this Guaranty, Guarantor agrees as follows:

1.         The term "Liability of Borrower" shall include all obligations and liabilities, direct or indirect, absolute or contingent, joint and several, now or hereafter existing, due or to become due of Borrower to, or held or to be held by Lender for its own account or as agent for others, whether created directly or acquired by assignment or otherwise, including, without limitation, all principal of and interest (including without limitation any post-petition interest on all obligations at the rate set forth in the appropriate loan documents, accruing whether or not granted or permitted in any bankruptcy or similar insolvency proceeding) and fees and all costs and expenses, including attorney's fees, on all present and future liabilities and indebtedness of Borrower to Lender, and further including without limitation the obligation and liabilities arising under that certain Factoring and Security Agreement dated June 13, 2019, between Borrower and Lender (as amended, modified, supplemented, substituted, extended or renewed from time to time, the "Financing Agreement"), whether or not the same involve modifications to interest rates or other payment terms of such indebtedness, obligations or liabilities.

2.         (A)         Guarantor hereby jointly and severally guarantees the full, prompt and unconditional payment when due of each and every Liability of Borrower to Lender, now existing or hereafter incurred, whether matured or unmatured, and the full, prompt, and unconditional performance of every term and condition of any transaction to be kept and performed by Borrower to Lender. This Guaranty is a primary obligation of Guarantor and shall be a continuing inexhaustible Guaranty without limitation as to the amount or duration and may not be revoked except by notice (the "Notice") in writing to Lender received at least thirty (30) days prior to the date set for such revocation; provided, however, no Notice shall affect the liability under this Guaranty for any such Liability of Borrower arising prior to the date set for revocation whether made before or after the Notice.

(B)         (i)         For the purposes of this Guaranty, "Collateral" shall mean all present and future Collateral described in the Financing Agreement and in the Security Agreement of even date herewith between Guarantor and Lender (“Collateral”). Guarantor acknowledges that they have reviewed and approved the Financing Agreement under which Borrower granted to Lender a security interest in the Collateral and the UCC financing statement(s) filed by Lender to perfect its security interest in the Collateral and Lender has no obligations or duty toward Guarantor to take any other action to perfect its security interest in the Collateral, and Guarantor waives any defense to their obligations hereunder based upon Lender's failure to perfect its security interest by any action or inaction beyond the filing of the existing financing statements.

(ii)         Guarantor acknowledges that from time to time Borrower may request Lender to release its liens on specific items of the Collateral with or without consideration being received by Lender. Guarantor hereby consents to any such releases by Lender upon the request of Borrower and agrees that Lender may so release its lien on items of the Collateral with or without consideration, without notice to or consent of Guarantor and without affecting the obligations of Guarantor hereunder.

(iii)         Subject to subsections 2(B)(iv) and (v) below, notwithstanding any term of this Guaranty to the contrary, upon an Event of Default under the Liability of Borrower to Lender, Lender may not demand payment under this Guaranty and enforce the payment obligation of Guarantor hereunder until (a) sixty (60) days from the occurrence of the Event of Default, or (b) that point in time when Lender has liquidated or otherwise realized all, or substantially all, of the Collateral, whichever is earlier.

(iv)         If following an Event of Default under the Liability of the Borrower to Lender, Lender is precluded by operation of law from taking possession of and liquidating the Collateral, if the Borrower refuses to turn over possession of the Collateral to Lender or if Guarantor fails to cooperate with Lender in liquidating the Collateral, notwithstanding the terms of subsection 2(B)(iii) of this Guaranty to the contrary, Lender may make immediate demand for payment under this Guaranty and enforce the payment obligation of Guarantor hereunder.

(v)         If there is a proceeding under Title 11 of the United States Code, as amended from time to time, or any successor statute (the "Bankruptcy Code") against Borrower, Lender may, but shall have no obligation to, institute appropriate proceedings under the Bankruptcy Code, to have the amount of its claim secured by its lien on the Collateral determined.

(vi)    Guarantor agrees that at any secured party's foreclosure sale of the Collateral, Lender shall have no obligation to bid at said sale or otherwise purchase any of said Collateral.

3.         Guarantor hereby represents and warrants the following:

(A)         Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(B)         Guarantor has the power to execute, deliver and carry out the terms and provisions of this Guaranty. This Guaranty has been duly executed and delivered by Guarantor and constitutes Guarantor's binding, valid and enforceable obligation, enforceable in accordance with its terms, except as enforcement thereof may be limited, modified or prevented by any law relating to bankruptcy, insolvency or the like.

(C)         Guarantor is not in default under any indenture, mortgage, deed of trust or other instrument to which Guarantor is a party or by which Guarantor or any of Guarantor's assets may be bound. The execution and delivery of this Guaranty, the consummation of the transactions herein contemplated and the compliance with the provisions hereof will not violate any law or regulation, or any order or decree of any court or governmental instrumentality, will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Guarantor is a party or by which Guarantor may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Guarantor thereunder.

(D)         Guarantor's most recent financial statements furnished to Lender accurately represent Guarantor's financial condition as of the date thereof, and there has been no material adverse change in such condition from the date of said financial statements to the date hereof.

(E)         Guarantor has relied upon Guarantor's own due diligence in making Guarantor's own independent evaluation and appraisal of Borrower, Borrower's business affairs and financial condition including the Liability of Borrower to Lender; Guarantor will continue to be responsible for making Guarantor's own independent appraisal of such matters; and Guarantor has not relied upon and will not hereafter rely upon Lender for information regarding Borrower, any Collateral (as defined in the Financing Agreement) or the Liability of Borrower to Lender.

4.         Without incurring responsibility to Guarantor and without impairing or releasing Guarantor's obligation hereunder, Lender may at any time and from time to time, without the consent of or notice to Guarantor, upon any terms or conditions:

(A)         Change the manner, place or terms of payment (including changes to interest rates, maximum line amount, fees and charges) and/or change or extend from time to time the time for payment or renew or alter the Liability of Borrower or any security therefor, and this Guaranty shall apply to the Liability of Borrower as so changed, extended, increased, renewed or altered;

(B)         Sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged, mortgaged or in which a lien is given to secure the Liability of Borrower or the indebtedness of any of the Obligors, as such term is defined below, to Lender;

(C)         Exercise or refrain from exercising any rights against Borrower or any surety, endorser or guarantor (including the Guarantor) (collectively, the "Obligors") or against any security, or otherwise act or refrain from acting;

(D)         Release, settle or compromise any Liability of Borrower or any obligation of any Obligor, dispose of any security therefor, with or without consideration, or any liability incurred directly or indirectly in respect thereof or hereof;

(E)         Apply any sums by whomsoever paid or howsoever realized to any Liability of Borrower; and

(F)         Take or refrain from taking any or all actions against Borrower, any Obligor, or any of the security, whether similar or dissimilar to the foregoing.

5.         Guarantor waives any right to require Lender to:

(A)         make any presentment, protest, demand, or notice of any kind, including notice of change of any terms of repayment of the Liability of Borrower, default by Borrower or any other guarantor or surety, any action or nonaction taken by Borrower, Lender, or any other guarantor or surety of Borrower, or the creation of new or additional Liability of Borrower;

(B)         proceed against any person, including Borrower, before proceeding against Guarantor;

(C)         proceed against any collateral for the Liability of Borrower, including Borrower's collateral, before proceeding against Guarantor;

(D)         apply any payments or proceeds received against the Liability of Borrower in any order;

(E)         give notice of the terms, time, and place of any sale of the collateral pursuant to the Uniform Commercial Code or any other law governing such sale;

(F)         disclose any information about the Liability of Borrower, the Borrower, the collateral, or any other guarantor or surety, or about any action or nonaction of Lender; or

(G)         pursue any remedy or course of action in Lender's power whatsoever.

6.         Guarantor also waives any and all rights or defenses arising by reason of:

(A)         any disability or other defense of Borrower, any other guarantor or surety or any other person;

(B)         the cessation from any cause whatsoever, other than payment in full, of the Liability of Borrower;

(C)         the application of proceeds of the Liability of Borrower by Borrower for purposes other than the purposes understood and intended by Guarantor and Lender;

(D)         any act of omission or commission by Lender which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Liability of Borrower, or the loss or release of any Collateral by operation of law or otherwise;

(E)         any statute of limitations in any action under this Guaranty or on the Liability of Borrower;

(F)         any modification or change in terms of the Liability of Borrower, whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the Liability of Borrower is due and any change in the interest rate, and including any such modification or change in terms after revocation of this Guaranty on the Liability of Borrower incurred prior to such revocation;

(G)         Guarantor waives all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, and 3433 until the Liability of Borrower is paid in full; and

(H)         Guarantor waives all rights and any defenses arising out of an election of remedies by Lender even though that the election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise.

7.         Guarantor waives all rights and defenses that Guarantor may have if Borrower's obligation is secured by real property. This means among other things: (A) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (B) if Lender forecloses on any real property collateral pledged by Borrower: (1) the amount of Borrower's obligation may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower's obligation is secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.

Guarantor understands and agrees that the foregoing waivers are unconditional and irrevocable waivers of substantive rights and defenses to which Guarantor might otherwise be entitled under state and federal law. The rights and defenses waived include, without limitation, those provided by California laws of suretyship and guaranty, anti-deficiency laws, and the Uniform Commercial Code. Guarantor acknowledges that Guarantor has provided these waivers of rights and defenses with the intention that they be fully relied upon by Lender. Guarantor further understands and agrees that this Guaranty is a separate and independent contract between Guarantor and Lender, given for full and ample consideration, and is enforceable on its own terms. Until all of the Liability of Borrower is paid in full, Guarantor waives any right to enforce any remedy Guarantor may have against the Borrower or any other guarantor, surety, or other person, and further, Guarantor waives any right to participate in any collateral for the Liability of Borrower now or hereafter held by Lender.

8.         Guarantor warrants and agrees that each of the waivers set forth in Sections 5, 6, 7 is made with Guarantor's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

9.         The Guarantor warrants and represents to the Lender that (a) the Guarantor is sufficiently knowledgeable and experienced in financial and business matters to evaluate and understand the risks assumed in connection with the execution of the Guaranty; (b) the Guarantor has had the opportunity to examine the records, reports, financial statements, and other information relating to the financial condition of the Borrower and the Obligations; (c) the Guarantor has relied solely upon investigations of the Borrower’s financial condition conducted by the Guarantor or its authorized representative in deciding to execute the Guaranty; and (d) the Guarantor, or its authorized representative, will continue to independently review, monitor and investigate the financial condition of the Borrower and will independently keep itself informed of the terms of the Borrower’s present and future credit facilities and other financial relationships with the Lender while the Guaranty is in effect. The Lender has no duty, obligation or responsibility of any nature whatsoever to advise the Guarantor of any change in the Borrower’s financial condition or in the terms of the Borrower’s present or future credit facilities and other financial relationships with the Lender.

10.         (A)         No invalidity, irregularity or unenforceability of all or any part of the Liability of Borrower, failure to perfect on or the impairment or loss of any security therefor, whether caused by any actions or inactions of Lender, or otherwise, shall affect, impair or be a defense to this Guaranty.

(B)         Guarantor hereby waives any right of subrogation to any security.

(C)         Guarantor hereby waives any claim, right or remedy Guarantor may now have or hereafter acquire against Borrower that arises hereunder and/or as a result of Guarantor's performance hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Lender against Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

11.         Upon an Event of Default, as defined in the Financing Agreement, under the Liability of Borrower, Lender may, without notice to Borrower declare the Liability of Borrower immediately due and payable by Guarantor. If Lender refers this Guaranty to an attorney for collection, Guarantor shall pay Lender any and all reasonable attorneys' fees and other costs and expenses incurred by Lender in enforcing Lender's rights hereunder.

12.         (A)         In addition to all liens upon and rights of setoff against the monies, securities or other property of Guarantor given to Lender by law, Lender shall have, with respect to Guarantor's indebtedness to Lender under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and Guarantor hereby assigns, conveys, delivers, pledges and transfers to Lender all of Guarantor's right, title and interest in and to, all deposits, moneys, securities, and other property of Guarantor now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding however all IRA, Keogh and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Guarantor. No security interest or right of setoff shall be deemed to have been waived by any act or condition on the part of Lender or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing. Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lender.

(B)         In the event that for any reason whatsoever Borrower is now or shall hereafter become indebted to Guarantor, Guarantor agrees that the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, time of payment and in all respects to all sums, including principal and interest and other amounts, at any time owing on the Liability of Borrower to Lender, and Guarantor shall not be entitled to enforce or receive payment thereof until the Liability of Borrower to Lender is paid in full, whether or not Borrower becomes insolvent. In the event of insolvency and consequent liquidation of the assets of Borrower through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be applied first by Lender to the Liability of Borrower to Lender. Guarantor does hereby assign to Lender all claims which Guarantor may have or acquire against Borrower or against any assignees or trustee in bankruptcy of Borrower, provided, however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Liability of Borrower to Lender.

(C)         If a claim is ever made upon Lender for repayment or recovery of any amount or amounts received by Lender in payment or on account of any of the Liability of Borrower and Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of its property, or (b) any settlement or compromise of any such claim effected by Lender with any such claimant (including Borrower), then, and in such event, Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any instrument evidencing any Liability of Borrower, and Guarantor shall be liable to Lender under this Guaranty for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender.

(D)         This Guaranty shall remain in full force and effect, and shall be automatically reinstated, without any further action on the part of the Lender, if Lender is required, in any bankruptcy, insolvency or other proceeding involving Borrower, to return or rescind any payment made to, or value received by, Lender from or for the account of Borrower. This paragraph shall remain in full force and effect notwithstanding any revocation or termination of this Guaranty or release by Lender of Guarantor.

(E)         Settlement of any claim by Lender against Borrower or any other Obligor, whether in any proceedings or not, and whether voluntary or involuntary, shall not reduce the amount due under this Guaranty except to the extent of any amount actually received by Lender under any such settlement that is applied to the Liability of Borrower.

(F)         All rights, powers and remedies of Lender hereunder and under any agreement(s) between Borrower or any other Obligor and Lender, now, or at any time hereafter in force, shall be cumulative and not alternative, and shall be in addition to all rights, powers and remedies given to Lender by law or at equity.

(G)         No delay on the part of Lender in exercising any of its options, powers or rights or partial or single exercise thereof shall constitute a waiver thereof. No waiver of any of Lender's rights hereunder and no modification or amendment of this Guaranty shall be deemed to be made by Lender unless the same shall be in writing, executed on behalf of Lender by a duly authorized officer, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Guarantor to Lender in any other respect at any other time.

(H)         Guarantor hereby authorizes Lender, in its sole discretion, to disclose any financial or other information about Guarantor to any present, future or prospective participant or successor in interest in any loan, Advance or other financial accommodation to Borrower from the Lender, or any regulatory body or agency having jurisdiction over Lender.

(I)         Guarantor shall indemnify, defend and hold Lender and any member, officer, director, investor, bank group member, official, agent, employee and attorney of Lender, and their respective heirs, successors and assigns (collectively, the "Indemnified Parties"), harmless from any claim, cause of action, demand, or other matter that is brought or threatened against any Indemnified Party by Borrower, or by any third party including, without limitation, any receiver, trustee, or other person appointed in any bankruptcy, insolvency, or other proceeding involving Borrower, and from all costs and expenses (including, without limitation, attorney's fees and expenses) relating to or arising out of Lender's relationship with Borrower (each of which may be defended, compromised, settled, or pursued with counsel of Lender's selection) but at Guarantor's risk and expense. This paragraph shall remain in full force and effect notwithstanding any termination of this Guaranty or release by Lender of Guarantor.

(J)         Guarantor's obligation to pay and perform in accordance with the terms of this Guaranty, any remedy for the enforcement thereof and/or the amount of the Liability of Borrower shall not be impaired, modified, changed, stayed, released or limited in any manner whatsoever by any impairment, modification, change, discharge, release, limitation or stay of the Liability of Borrower or the obligations of any of the Obligors or any Obligor's estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the federal Bankruptcy Code or other statute, state or federal, or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty and the amount of the Liability of Borrower shall for the purposes of this Guaranty be determined as if no such impairment, stay, modification, change, discharge, release or limitation had occurred.

(K)         Guarantor waives notice of acceptance of this Guaranty and notice of any Liability of Borrower to which notice may apply and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor and all other notices to which Guarantor might otherwise be entitled or which might be required by law to be given to Guarantor by Lender.

(L)         This Guaranty shall be binding upon Guarantor and its successors and shall inure to the benefit of Lender, its successors and assigns. This Guaranty shall be construed in accordance with the laws of the State of California, without regard to principles of conflicts of law.

(M)         Guarantor hereby irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New Jersey or any federal court in such State in connection with any action or proceeding arising out of or related to this Guaranty. Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any right Guarantor may have to assert the doctrine of "forum non conveniens" or to object to venue to the extent any proceeding is brought in accordance with this paragraph. In any such litigation, Guarantor waives personal service of any summons, complaint or other process and agrees that service may be made by certified or registered mail to Guarantor, at the address provided herein. Guarantor agrees that any action brought by Guarantor against Lender shall be commenced and maintained only in a court in the federal judicial district or county in which Lender has its principal place of business in New Jersey. Nothing in this Guaranty restricts the right of Lender to bring legal actions or other proceedings in any other competent jurisdiction.

(N)         Nothing herein shall in any way be deemed to limit the ability of Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over Guarantor in such other jurisdictions, and in such manner as may be permitted by applicable law.

(O)         Guarantor agrees to furnish to Lender within ninety (90) days of the end of each year a financial statement in form satisfactory to Lender and a copy of Guarantor's federal and state income tax returns (including all schedules thereto) within thirty (30) days of filing same.

(P)         If Guarantor consists of more than one person, the liabilities and obligations of each such person shall be joint and several and the word "Guarantor" means each of them, any of them and/or all of them.

(Q)         As used herein, the singular shall include the plural, the plural shall include the singular and the use of the masculine, feminine or neuter gender shall include all genders.

(R)         GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION UNDER OR RELATING TO THIS GUARANTY AND TO THE LIABILITY OF BORROWER TO LENDER.

(S)         IF THE WAIVER OF THE RIGHT TO A TRIAL BY JURY SET FORTH ABOVE IS NOT ENFORCEABLE, THE GUARANTOR AND, BY ACCEPTANCE HEREOF, LENDER (COLLECTIVELY, THE “PARTIES”) AGREE THAT ANY AND ALL DISPUTES OR CONTROVERSIES OF ANY NATURE BETWEEN THEM ARISING AT ANY TIME SHALL BE DECIDED BY A REFERENCE TO A PRIVATE JUDGE, WHO SHALL BE A RETIRED STATE OR FEDERAL COURT JUDGE, MUTUALLY SELECTED BY THE PARTIES OR, IF THEY CANNOT AGREE, THEN ANY PARTY MAY SEEK TO HAVE A PRIVATE JUDGE APPOINTED IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE §§ 638 AND 640 (OR PURSUANT TO COMPARABLE PROVISIONS OF FEDERAL LAW IF THE DISPUTE FALLS WITHIN THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS). THE REFERENCE PROCEEDINGS SHALL BE CONDUCTED PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE §§ 638 THROUGH 645.1, INCLUSIVE. THE PRIVATE JUDGE SHALL HAVE THE POWER, AMONG OTHERS, TO GRANT PROVISIONAL RELIEF, INCLUDING WITHOUT LIMITATION, ENTERING TEMPORARY RESTRAINING ORDERS, ISSUING

PRELIMINARY AND PERMANENT INJUNCTIONS AND APPOINTING RECEIVERS. ALL SUCH PROCEEDINGS SHALL BE CLOSED TO THE PUBLIC AND CONFIDENTIAL AND ALL RECORDS RELATING THERETO SHALL BE PERMANENTLY SEALED. IF DURING THE COURSE OF ANY DISPUTE, A PARTY DESIRES TO SEEK PROVISIONAL RELIEF, BUT A JUDGE HAS NOT BEEN APPOINTED AT THAT POINT PURSUANT TO THE JUDICIAL REFERENCE PROCEDURES, THEN SUCH PARTY MAY APPLY TO THE COURT FOR SUCH RELIEF. THE PROCEEDING BEFORE THE PRIVATE JUDGE SHALL BE CONDUCTED IN THE SAME MANNER AS IT WOULD BE BEFORE A COURT UNDER THE RULES OF EVIDENCE APPLICABLE TO JUDICIAL PROCEEDINGS. THE PARTIES SHALL BE ENTITLED TO DISCOVERY WHICH SHALL BE CONDUCTED IN THE SAME MANNER AS IT WOULD BE BEFORE A COURT UNDER THE RULES OF DISCOVERY APPLICABLE TO JUDICIAL PROCEEDINGS. THE PRIVATE JUDGE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY RULES AND ORDERS APPLICABLE TO JUDICIAL PROCEEDINGS IN THE SAME MANNER AS A TRIAL COURT JUDGE. THE PARTIES AGREE THAT THE SELECTED OR APPOINTED PRIVATE JUDGE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE ACTION OR PROCEEDING, WHETHER OF FACT OR OF LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE § 644(A). NOTHING IN THIS PARAGRAPH SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL, OR OBTAIN PROVISIONAL REMEDIES. THE PRIVATE JUDGE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS PARAGRAPH. THE PARTIES AGREE THAT TIME IS OF THE ESSENCE IN CONDUCTING THE REFERENCED PROCEEDINGS. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS HEREOF. THE COSTS SHALL BE BORNE EQUALLY BY THE PARTIES.

VADO CORP.

By:/s/ Jason Wulfsohn

Name:  Jason Wulfsohn

Title:    CEO